UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2025

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-39453	92-3037714
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

In connection with the anticipated merger (the “Merger”) of Markforged Holding Corporation, a Delaware corporation (the “Company”), and Nano US II, Inc., a Delaware corporation (“Merger Sub”) and an indirect, wholly owned subsidiary of Nano Dimension Ltd., an Israeli company (“Nano”), pursuant to the Agreement and Plan of Merger, dated as of September 25, 2024, by and among the Company, Nano and Merger Sub, the Company made available on its investor relations website a letter to its stockholders (the “Tax Guidelines”) to provide information regarding documentation required in connection with the application of Israeli withholding tax in connection with the anticipated closing of the Merger. A copy of the Tax Guidelines is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Any statements in this communication about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to the proposed Merger between the Company and Nano, the anticipated timing of the consummation of the Merger, the ability of the Company and Nano to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Merger contemplated thereby and the other conditions set forth in the Merger Agreement and all other statements other than statements of historical fact that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause the Company’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to: (i) the effect of the announcement of the proposed transaction on the ability of the Company to operate its business and retain and hire key personnel and to maintain favorable business relationships; (ii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approvals; (v) the response of competitors, suppliers and customers to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) significant costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities; (x) the ability of the Company to continue as a going concern; and (xi) other risks, uncertainties and factors discussed and described in reports filed with the Securities and Exchange Commission (“SEC”) by the Company and Nano from time to time, including those under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K, 10-Q or 20-F, as applicable, and subsequent filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Letter to Markforged Holding Corporation Stockholders Regarding Israeli Tax Guidelines.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date: April 15, 2025	By:	/s/ Assaf Zipori
Assaf Zipori
Chief Financial Officer